SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14

                                Ladish Co., Inc.
                (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.   Title of each class of securities to which transaction applies:
2.   Aggregate number of securities to which transaction applies:
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4.   Proposed maximum  aggregate value of transaction:
5.   Total fee paid:
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.   Amount Previously Paid:
2.   Form, Schedule or Registration Statement No.:
3.   Filing Party:
4.   Date Filed:

                                Ladish Co., Inc.
                            5481 South Packard Avenue
                             Cudahy, Wisconsin 53110



                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS



To Stockholders:

         An Annual Meeting of Stockholders of Ladish Co., Inc., a Wisconsin corporation (the "Company"), will be held in the Creole Meeting Room of the Four Points Hotel Sheraton Milwaukee Airport located at 4747 South Howell Avenue, Milwaukee, Wisconsin on Friday, May 21, 1999 at 10:00 a.m. Central Daylight Time, for the following purposes:

             (1) To elect five (5) Directors, to serve for the term of one year or until their successors have been elected and have duly qualified.

             (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only Stockholders of record at the close of business on April 8, 1999 will be entitled to notice of and to vote at the 1999 Annual Meeting or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date.

         A Proxy Statement and proxy card accompany this Notice of Annual Meeting of Stockholders.





                                             Wayne E. Larsen
                                             Secretary




Cudahy, Wisconsin
April 8, 1999

                                Ladish Co., Inc.
                            5481 South Packard Avenue
                             Cudahy, Wisconsin 53110


                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 21, 1999


         This Proxy Statement is furnished to the stockholders of Ladish Co., Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the Four Points Hotel Sheraton Milwaukee Airport, Creole Meeting Room, 4747 South Howell Avenue, Milwaukee, Wisconsin on Friday, May 21, 1999 at 10:00 a.m., Central Daylight Time (the "1999 Annual Meeting"), or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

         This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about April 21, 1999.

                              RIGHT TO REVOKE PROXY

         Any stockholder giving the proxy enclosed with this Proxy Statement has the power to revoke such proxy at any time prior to the exercise thereof by filing with the Company a written revocation at or prior to the 1999 Annual Meeting, by executing a proxy bearing a later date or by attending the 1999 Annual Meeting and voting in person the shares of stock that such stockholder is entitled to vote. Unless the persons named in the proxy are prevented from acting by circumstances beyond their control, the proxy will be voted at the 1999 Annual Meeting and at any adjournment thereof in the manner specified therein, or if not specified, the proxy will be voted:

         (1) FOR the election of the five (5) nominees listed under "Election of Directors" as nominees of the Company for election as directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

         (2) At the discretion of the persons named in the enclosed form of proxy, on any other matter that may properly come before the 1999 Annual Meeting or any adjournment thereof.

            BY WHOM AND THE MANNER IN WHICH PROXY IS BEING SOLICITED

         The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. The expense of the solicitation of proxies for the 1999 Annual Meeting, including the cost of mailing, will be borne by the Company. To the extent necessary to assure sufficient representation at the 1999 Annual Meeting, officers and regular employees of the Company, at no additional compensation, may request the return of proxies personally, by telephone, facsimile, mail, or other method. The extent to which this will be necessary depends entirely upon how promptly proxies are received. Stockholders are urged to send in their proxies without delay. The Company will supply brokers, nominees, fiduciaries and other custodians with proxy materials to forward to beneficial owners of shares in connection with the request from the beneficial owners of authority to execute such proxies, and the Company will reimburse such brokers, nominees, fiduciaries and other custodians for their expenses in making such distribution. Management has no knowledge or information that any other person will specially engage any persons to solicit proxies.

                       VOTING SECURITIES AND STOCKHOLDERS

         The outstanding voting securities of the Company consist entirely of shares of Common Stock, $0.01 par value per share, each share of which entitles the holder thereof to one vote. The record date for the determination of the stockholders entitled to notice of and to vote at the 1999 Annual Meeting, or any adjournment thereof, has been established by the Board of Directors as the close of business on April 8, 1999. At that date, there were outstanding and entitled to vote 13,916,049 shares of Common Stock.

         The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the 1999 Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors.

         The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors or to abstain from voting for any proposal if the stockholder chooses to do so. Under Wisconsin law, directors are elected by a plurality of the votes cast at the meeting. Each other matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

         As of April 8, 1999, no person was known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock of the Company, except as shown in the following table:

                                           Number of Shares
       Name and Address                   Beneficially Owned        Percent
      Of Beneficial Owner                  At April 8, 1999         Of Class

Grace Brothers Ltd. 1                          3,446,573             24.8%
1650 Sherman Avenue, Suite 900
Evanston, Illinois  60201

Franklin Principal Maturity Trust 2            1,952,900             13.3%
777 Mariners Island Boulevard
San Mateo, California  94404

TCW Group, Inc. 1                              1,473,425             10.6%
11100 Santa Monica Blvd, Suite 2000
Los Angeles, California  90025

Prudential Insurance Company of America1         931,600              6.7%
751 Broad Street
Newark, New Jersey  07102

Wellington Management Company, LLP 1             751,000              5.4%
75 State Street
Boston, Massachusetts  02109

--------
1 Information regarding Grace Brothers Ltd., TCW Group, Inc., Prudential Insurance Company of America and Wellington Management Company, LLP and their beneficial ownership of the Company's shares was obtained from the Schedule 13G of Grace Brothers Ltd. dated February 12, 1999, the Schedule 13G of TCW Group, Inc. dated February 12, 1999, the Schedule 13G of Prudential Insurance Company of America dated February 1, 1999 and the Schedule 13G of Wellington Management Company, LLP dated February 8, 1999.

2 Information regarding Franklin Principal Maturity Trust and their beneficial ownership of the Company's shares was obtained from Schedule 13G dated January 28, 1999. Consists of 1,206,804 shares of Common Stock of the Company and 746,096 warrants which are convertible into Common Stock of the Company on a one-for-one basis with an exercise price of $1.20 per share.

         The following table shows the number of shares of Common Stock beneficially owned by each director or nominee, by the executive officers named below in the Summary Compensation Table and by all directors, nominees and executive officers as a group, based upon information supplied by them:

                                        Number of Shares
                                       Beneficially Owned             Percent
Name                                   At April 8, 1999 1            Of Class
Lawrence W. Bianchi                           3,000                      *
Charles W. Finkl                             51,000                      *
Lawrence C. Hammond                          18,124                      *
Wayne E. Larsen                              55,000                      *
Robert J. Noel                               28,936                      *
Robert W. Sullivan                               83                      *
Gary J. Vroman                               35,000                      *
Kerry L. Woody                              104,167                      *
Directors and Executive Officers
   as a Group (12 persons)                  333,642                     2.4%

* Less than one percent (1%)

--------
1 Unless otherwise noted, all shares are owned directly and the owner has the right to vote the shares, except for shares that officers and directors have the right to acquire under the Company's stock option plans as of the record date or within sixty (60) days thereafter, which for Messrs. Woody, Larsen, Noel, Vroman and Hammond are 108,334, 55,000, 25,000, 25,000 and 16,667 shares, respectively.

       Kerry L. Woody, 47. Director since 1997. Mr. Woody has been President since 1995 and was appointed Chief Executive Officer of the Company in 1998. Prior to that time he was Vice President-Operations, Vice President-Manufacturing Services and Production Manager. He joined the Company in 1975. Mr. Woody is also a director and President of Stowe Machine Co., Inc. In addition, Mr. Woody serves as a Director of Vilter Manufacturing Co. and Milwaukee Lutheran College. Mr. Woody has a B.S. in Engineering from Milliken University.

       Wayne E. Larsen, 44. Director since 1997. Since 1995 Mr. Larsen has been Vice President Law/Finance and Secretary of the Company. He served as General Counsel and Secretary from 1989 after joining the Company as corporate counsel in 1981. He is also a director and Vice President and Secretary of Stowe Machine Co., Inc. Mr. Larsen is a Trustee of the Ladish Co. Foundation. Mr. Larsen has a B.A. from Marquette University and a J.D. from Marquette Law School.

       Gene E. Bunge, 53. Mr. Bunge has served as Vice President, Engineering since November 1991. From 1985 until that time he was General Manager of Engineering. Mr. Bunge has been with the Company since 1973. He has a B.S.E.E. from the Milwaukee School of Engineering.

       Robert J. Noel. 58. Mr. Noel has been Vice President, Quality and Technology since March 1991. He has been Manager of Metallurgy since 1985 and prior to that period was a Product Metallurgist for jet engine components. Mr. Noel has been with the Company since 1963. He has a B.S. in Mechanical Engineering from Marquette University.

       James K. Sorenson, 61. Mr. Sorenson has served as Vice President, Materials Management since March 1991. Prior to that time he had been Purchasing Manager, Production Manager, and Head Buyer. Mr. Sorenson has been with the Company since 1963. He has a B.S. in Mechanical Engineering from the University of Wisconsin.

       Gary J. Vroman, 39. Mr. Vroman has served as Vice President, Sales and Marketing since December 1995. From January 1994 to December 1995 he was General Manager of Sales. Prior to that period he had been the Product Manager for jet engine components. Mr. Vroman has been with the Company since 1982. He has a B.S. in Engineering from the University of Illinois and a M.S. in Engineering Management from the Milwaukee School of Engineering.

       Lawrence C. Hammond, 51. Mr. Hammond has served as Vice President, Human Resources since January 1994. Prior to that time he had served as Director of Industrial Relations at the Company and he had been Labor Counsel at the Company. Mr. Hammond has been with the Company since 1980. He has a B.A. and a Masters in Industrial Relations from Michigan State University and a J.D. from the Detroit College of Law.

       Ronald O. Wiese, 65. Mr. Wiese has served as Treasurer since May 1989. He was Assistant Treasurer of the Company since 1986 and was its Tax Manager from 1982 to 1986. Mr. Wiese has been with the Company since 1955. He holds a B.S. in Accounting from Marquette University.

       Thomas S. Plichta, 56. Mr. Plichta has served as Corporate Controller since May 1989. He served as Assistant Corporate Controller for more than five years prior to that time. Mr. Plichta has been with the Company since 1965. He has a B.S. in Accounting from Marquette University.

                         ITEM 1 - ELECTION OF DIRECTORS

       At the 1999 Annual Meeting, five (5) directors are to be elected who shall hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. It is the intention of the persons named in the Company's proxy to vote for the election of each of the five (5) nominees listed below, unless authority is withheld. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to serve as a director, the persons named in the proxy will vote for the election of another person recommended by the Board of Directors.

       The Board of Directors recommends you vote FOR the election of each of the five (5) nominees to the Board of Directors set forth below.

                                    Nominees
--------------------------------------------------------------------------------
Lawrence W. Bianchi, 58. Director since 1998. Mr. Bianchi in 1993 retired as the Managing Partner of the Milwaukee, Wisconsin office of KPMG Peat Marwick. From 1994 to 1998 Mr. Bianchi served as CFO of the law firm of Foley & Lardner. Mr. Bianchi's principal occupation is investments.
--------------------------------------------------------------------------------
Charles W. Finkl, 78. Director since 1998. Mr. Finkl is a director and the Chairman and Chief Executive Officer of A. Finkl & Sons, Co., a Chicago, Illinois based metals processor, a position he has held for more than ten years.
--------------------------------------------------------------------------------
Wayne E. Larsen, 44. Director since 1997. Since 1995 Mr. Larsen has been Vice President Law/Finance and Secretary of the Company. He served as General Counsel and Secretary from 1989 after joining the Company as corporate counsel in 1981. He is also a director and Vice President and Secretary of Stowe Machine Co., Inc. Mr. Larsen is a Trustee of the Ladish Co. Foundation.
--------------------------------------------------------------------------------
Robert W. Sullivan, 40. Director since 1993. Mr. Sullivan is President of The Plitt Company, a seafood distribution concern. Mr. Sullivan had been President of The Martec Group, a sales and marketing consulting group for more than five years.
--------------------------------------------------------------------------------
Kerry L. Woody, 47. Director since 1997. Mr. Woody has been President since 1995 and was appointed Chief Executive Officer of the Company in 1998. Prior to that time he was Vice President-Operations, Vice President-Manufacturing Services and Production Manager. He joined the Company in 1975. Mr. Woody is also a director and President of Stowe Machine Co., Inc., a director of Vilter Manufacturing Co. and a director of Wisconsin Lutheran College.
--------------------------------------------------------------------------------

                          BOARD MEETINGS AND COMMITTEES

       The directors hold regular quarterly meetings, in addition to the meeting immediately following the Annual Meeting of Stockholders, attend special meetings, as required, and spend such time on the affairs of the Company as their duties require. During the fiscal year ended December 31, 1998, the Board of Directors held ten (10) meetings. All directors of the Company attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the committees on which they served during the fiscal year ended December 31, 1998. During most of the fiscal year ended December 31, 1998, there were only two committees, those being an Audit Committee and a Compensation and Stock Option Committee

       The members of the Audit Committee were Lawrence W. Bianchi, Wayne E. Larsen and Robert W. Sullivan. The Audit Committee is responsible for recommending annually a firm of independent certified public accountants to serve as the Company's auditors, to meet with and review reports of the Company's auditors and the fees payable to them. In addition, the Audit
Committee provides oversight to the total financial status of the Company as well as assisting the Company with assessments of pension-asset performance and investment criteria. The Audit Committee met once in 1998 for these purposes.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT

       The members of the  Compensation and Stock Option Committee were Lawrence
W. Bianchi, Kerry L. Woody and Charles W. Finkl. The Compensation and Stock Option Committee is responsible for (i) setting the overall policy of the Company's executive compensation program; (ii) establishing the base salary level for the executive officers; (iii) reviewing and approving the annual incentive program for the Company executives; and (iv) functions as the administrator of the Company's 1996 Long Term Incentive Plan. The Compensation and Stock Option Committee met once in 1998. The Company's executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plan that tie a very significant portion of executive compensation to the Company's success in meeting specified performance goals. The primary criteria used by the Compensation and Stock Option Committee in assessing the performance of the Company's Chief Executive Officer are the results of the Company as measured by its earnings before interest, taxes, depreciation and amortization ("EBITDA"). By monitoring the EBITDA of the Company, both as an overall result and as a percentage of net sales, the Compensation and Stock Option Committee determines whether the Chief Executive Officer is achieving their expectations. In 1998, EBITDA at the Company was up 5.7% over 1997. However EBITDA as a percentage of net sales declined to 15.7% from 16% in 1997. Therefore, the Chief Executive Officer had his incentive compensation for 1998 reduced to 38% of base salary from the 1997 incentive compensation level of 68% of base. The other executive officers experienced similar reductions in incentive compensation in 1998 as compared to 1997 due to the decline in EBITDA as a percentage of net sales.

       In addition, through the use of stock options, the Company ensures that a part of the executives' compensation is closely tied to appreciation in the Company's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through equity based plans and, finally, to provide a compensation package that recognizes individual contributions as well as overall business results.

       The Compensation and Stock Option Committee regularly reports their actions and recommendations to the full Board of Directors. In 1998, none of the actions or recommendations of the Compensation and Stock Option Committee were modified or rejected by the Board of Directors.

                                By the Compensation and Stock Option Committee
                                                           Lawrence W. Bianchi
                                                                Kerry L. Woody
                                                              Charles W. Finkl

                            COMPENSATION OF DIRECTORS

       Non-employee directors receive an annual fee of twenty thousand dollars ($20,000.00) which is payable quarterly. In addition, directors who are not officers or employees of the Company receive a fee of one thousand dollars ($1,000.00) for each Board meeting personally attended.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

       The following table sets forth information for the Company's fiscal years ended December 31, 1998, 1997 and 1996, with regard to the compensation for their services to the Company of the Chief Executive Officer and each of the other four (4) most highly compensated executive officers serving the Company at the close of the Company's most recently completed fiscal year.

                                             SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------
                                                                                           Long Term
                                                         Annual Compensation             Compensation
                                                  ----------------------------------  -------------------
               Name and
          Principal Position              Year                             Other      Restricted   Stock     All Other
                                                                           Annual       Stock      Option     Compen-
                                                   Salary    Bonus 1       Compen-      Awards     Awards     sation 3
                                                                          sation 2     (Shares)  (Shares)
---------------------------------------- -------- ---------- ---------- ------------- ---------- --------- -----------
Kerry L. Woody                            1998     $274,179   $103,455     $2,280        --       100,000    $5,738
President & Chief Executive Officer       1997     $200,000   $136,000     $1,776        --            --    $4,799
                                          1996     $200,000    $64,000     $1,608        --       100,000    $4,799
---------------------------------------- -------- ---------- ---------- ------------- ---------- --------- -----------
Wayne E. Larsen                           1998     $171,556    $49,158     $2,280        --        60,000    $3,993
Vice President Law/Finance & Secretary    1997     $155,000    $54,000     $1,776        --            --    $3,464
                                          1996     $120,000    $30,000     $1,608        --        50,000    $3,464
---------------------------------------- -------- ---------- ---------- ------------- ---------- --------- -----------
Robert J. Noel                            1998     $145,927    $23,800     $2,280        --        40,000    $4,508
Vice President - Quality & Technology     1997     $140,000    $35,000     $1,800        --            --    $1,633
                                          1996     $140,000    $26,000     $1,800        --        50,000    $1,633
---------------------------------------- -------- ---------- ---------- ------------- ---------- --------- -----------
Gary J. Vroman                            1998     $135,500    $26,100     $2,280        --        40,000    $4,788
Vice President - Sales & Marketing        1997     $130,000    $39,000     $1,776        --            --    $2,460
                                          1996     $130,000    $26,000     $1,608        --        50,000    $2,460
---------------------------------------- -------- ---------- ---------- ------------- ---------- --------- -----------
Lawrence C. Hammond                       1998     $130,290    $21,250     $2,280        --        40,000    $4,118
Vice President - Human Resources          1997     $125,000    $37,500     $1,776        --            --    $3,426
                                          1996     $125,000    $26,000     $1,608        --        33,333    $3,426
---------------------------------------- -------- ---------- ---------- ------------- ---------- --------- -----------

------------
1 An  incentive  bonus is paid  only  upon the  achievement  of a  predetermined financial  objective  set  each  year by the  Board of  Directors'  Compensation
Committee at the beginning of the fiscal year.

2 Other annual compensation includes supplemental life insurance provided to the above listed executives.

3 All other compensation consists principally of automobile allowances.


                           INCENTIVE STOCK OPTION PLAN

         The Ladish Co., Inc. 1996 Long-Term Incentive Plan (the "Incentive Plan") has been established by the Company to promote the long-term financial interest of the Company by providing for the award of equity-based incentives to key employees and other persons providing material services to the Company. The Incentive Plan provides a means whereby such individuals may acquire shares of Common Stock through the grant of stock options and stock appreciation rights.

The Incentive  Plan is not subject to any provision of ERISA or qualified  under
Section 401(a) of the Internal Revenue Code.

         The number of shares of Common Stock subject to awards under the incentive Plan may not exceed 833,333, of which 753,333 have been issued as of December 31, 1998, or are subject to outstanding options and 80,000 have been reserved for issuance under future grants. The number of shares underlying awards made to any one individual in any one-year period may not exceed 166,667 shares. The Common Stock issued under the

Incentive Plan may be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares.

         The number of shares subject to the Incentive Plan and the terms of any outstanding award may be adjusted as described in the Incentive Plan to reflect certain changes in the capitalization of the Company.

         The authority to manage and control the operation and administration of the Incentive Plan is vested in a committee selected by the Board of Directors of the Company (the "Committee") which shall consist of two or more members of the Board. The Committee has the authority and discretion to determine the individuals who will receive awards under the Incentive Plan and to determine the time of receipt, type of award, the number of shares covered by such award and the terms, conditions, performance criteria, restrictions and other provisions applicable to such award. The Committee also has the authority and discretion to interpret the Incentive Plan and to establish, amend and rescind any rules and regulations relating to the Incentive Plan. Any interpretation of the Incentive Plan by the Committee and any decision made by it under the Incentive Plan is final and binding on all persons.

         Subject to the terms and provisions of the Incentive Plan, a participant to whom a stock option is granted will have the right to purchase the number of shares of Common Stock covered by the option. Subject to the conditions and limitations of the Incentive Plan, the Committee shall determine all of the terms and conditions of such grant, including without limitation, the option price, any vesting schedule and the period of exercisability.

         No option may be exercised after its expiration date. The expiration date shall be determined by the Committee at the time of grant, but may not be later than the earliest to occur of: (i) the ten-year anniversary of the grant date; (ii) if the participant's termination of employment with Company and its affiliates occurs by reason of death or disability (as defined in the Incentive
Plan), the one-year anniversary of such termination of employment; (iii) if the participant's termination of employment with the Company and its affiliates occurs by reason of retirement, the three-month anniversary of such termination of employment; or (iv) if the participant's termination with the Company and its affiliates occurs for any other reason, the date of such termination.

         The full purchase price of each share of Common Stock purchased upon the exercise of an option shall be paid at the time of such exercise in cash or in shares of Common Stock (valued at fair market value as of the date of exercise) that have been held by the participant at least six months, or in any combination thereof, as determined by the Committee. To the extent provided by the Committee, a participant may elect to pay the purchase price upon the exercise of an option through a cashless exercise arrangement.

         Options awarded under the Incentive Plan may be nonqualified options or incentive stock options, as determined in the discretion of the Committee. Under the terms of the Incentive Plan, the Committee may also issue stock appreciation rights ("SARs"). Upon exercise, an SAR entitles the holder thereof to a payment equal to the excess of the fair market value of a share of stock on the exercise date over the fair market value of a share of stock on the grant date. If the Committee so determines, SARs may be issued in tandem with stock options.

         Generally, options and SARs are not transferable prior to the participant's death. However, the Committee may provide that an option or SAR award may be transferred to an immediate family member or to a trust for the benefit of an immediate family member.

         Upon a change in control of the Company  (as  defined in the  Incentive
Plan), all options and SARs shall become immediately exercisable.

         The Board of Directors of the Company may amend or terminate the Incentive Plan at any time, provided that no such amendment or termination may materially adversely affect the rights of any participant or beneficiary under any award made under the plan prior to the date such amendment is adopted by the Board.

         During 1998,  stock  options for 100,000,  60,000,  40,000,  40,000 and
40,000 shares were granted to Messrs. Woody, Larsen, Noel, Vroman and Hammond, respectively.

                                                Option Grants In 1998
----------------------------------------------------------------------------------------------------------------------
                                          Percentage of
                              Shares      Total Options
                            Underlying    Granted to All
                              Options      Employees in    Exercise Price                         Grant Date Present
Name                         Granted 1         1998         (per share) 2     Expiration Date           Value 3
--------------------------- ------------ ----------------- ---------------- --------------------- --------------------
Kerry L. Woody                 100,000        31.3%        $13.50/$15.50       March 9, 2008      $506,000/$492,500
--------------------------- ------------ ----------------- ---------------- --------------------- --------------------
Wayne E. Larsen                 60,000        18.8%        $13.50/$15.50       March 9, 2008      $303,600/$295,500
--------------------------- ------------ ----------------- ---------------- --------------------- --------------------
Robert J. Noel                  40,000        12.5%        $13.50/$15.50     December 28, 2008    $115,600/$111,600
--------------------------- ------------ ----------------- ---------------- --------------------- --------------------
Gary J. Vroman                  40,000        12.5%        $13.50/$15.50     December 28, 2008    $115,600/$111,600
--------------------------- ------------ ----------------- ---------------- --------------------- --------------------
Lawrence C. Hammond             40,000        12.5%        $13.50/$15.50     December 28, 2008    $115,600/$111,600
--------------------------- ------------ ----------------- ---------------- --------------------- --------------------

--------
1 The options  reflected in the table are  nonqualified  stock options under the
Internal  Revenue Code and were  granted on March 9 and  December 28, 1998.  The exercise  price of each  option  granted  was equal to at least 100% of the fair market  value of the Common  Stock on the date of grant,  as  determined  by the
Compensation  and Stock Option  Committee.  The options  become  exercisable  in increments  of  one-half  on each of the first and second  anniversaries  of the grant date;  provided,  however,  that no options may be exercised more than ten years after the date of grant.  The options are subject to early  vesting in the event of a change in ownership or control.

2 The exercise price of options may be paid in cash, by delivering previously issued shares of Common Stock or any combination thereof. One-half of each of the grants are at the lower price and the remaining half are at the higher price.

3 The option values presented are based on the Black-Scholes option pricing model, adapted for use in valuing stock options. The actual value, if any, that an optionee may realize upon exercise will depend on the excess of the market price of the Common Stock over the option exercise price on the date the option is exercised. There is no assurance that the actual value realized by an optionee upon the exercise of an option will be at or near the value estimated under the Black-Scholes model. The estimated values under the Black-Scholes model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility and future dividend yield, including the following: (a) a weighted average risk-free interest rate of 5.32%; (b) stock price volatility of 60.79%; and (c) weighted average remaining lives of 10 years.

                       Aggregated Option Exercises in 1998 and Fiscal Year-End Option Values
---------------------------------------------------------------------------------------------------------------------
                               Number of                 Number of Shares Underlying       Value of Unexercised
                                 Shares                    Unexercised Options at              In-the-Money
                              Acquired on      Value           Fiscal Year-End          Options at Fiscal Year-End
            Name                Exercise     Realized    Exercisable   Unexercisable   Exercisable    Unexercisable
----------------------------- ------------- ----------- -------------- --------------- ------------- ----------------
Kerry L. Woody                    --            --           54,167       125,000        $128,647          $59,375
----------------------------- ------------- ----------- -------------- --------------- ------------- ----------------
Wayne E. Larsen                   --            --           25,000        72,500         $59,375          $29,688
----------------------------- ------------- ----------- -------------- --------------- ------------- ----------------
Robert J. Noel                    --            --           25,000        52,500         $59,375          $29,688
----------------------------- ------------- ----------- -------------- --------------- ------------- ----------------
Gary J. Vroman                    --            --           25,000        52,500         $59,375          $29,688
----------------------------- ------------- ----------- -------------- --------------- ------------- ----------------
Lawrence C. Hammond               --            --           16,667        48,333         $39,584          $19,791
----------------------------- ------------- ----------- -------------- --------------- ------------- ----------------

                                PENSION BENEFITS

         Defined Benefit Plan. The Ladish Co., Inc. Salaried Pension Plan (the "Pension Plan") is a "defined benefit" pension plan generally covering salaried, non-union employees of the Company who are not covered by any other defined benefit plan to which the Company makes contributions pursuant to a collective bargaining agreement.

         Upon reaching normal retirement at or after age 65, a participant is generally entitled to receive an annual retirement benefit for life. The Pension Plan provides alternative actuarially equivalent forms of benefit payment. Vesting under the Pension Plan occurs after five years of continued service.

         The monthly retirement benefit at the normal retirement age of at least 65 is determined pursuant to a formula as follows: 1.1% of the average base salary (exclusive of bonuses or other incentive or special compensation) of the individual during the consecutive five year period of service within the ten years preceding termination of employment (or after age 45, if longer) that his/her earnings were highest is multiplied by the number of years of Benefit Service (as defined). Monthly normal retirement benefits are payable on a straight life annuity basis and such amounts are not subject to any deduction for Social Security or other offset amounts.

         The following table sets forth the annual benefits payable to a participant who qualified for normal retirement in 1998, with the specified highest average earnings during the consecutive five year period of service within the ten years prior to retirement and the specified years of Benefit
Service:

  Average Annual Earnings for                                  Years of Benefit Service
  Highest 5-Year Period Within     ----------------------------------------------------------------------------------
     the 10-Years Preceding
          Retirement                   10            15            20            25            30            35
--------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
               $50,000                $5,500        $8,250      $11,000       $13,750       $16,500       $19,250
--------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
               $95,000               $10,450       $15,675      $20,900       $26,125       $31,350       $36,575
--------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
              $100,000               $11,000       $16,500      $22,000       $27,500       $33,000       $38,500
--------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
              $150,000               $16,500       $24,750      $33,000       $41,250       $49,500       $57,750
--------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
              $200,000               $22,000       $33,000      $44,000       $55,000       $66,000       $77,000
--------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
              $250,000               $27,500       $41,250      $55,000       $68,750       $82,500       $96,250
--------------------------------- ------------- ------------- ------------- ------------- ------------- -------------

         The years of Benefit Service for Messrs. Woody, Larsen, Noel, Vroman and Hammond as of January 1, 1999 were 24, 18, 36, 17 and 19, respectively.

         Deferred Compensation Agreements. The Company has entered into deferred compensation agreements (the "Agreements") with nine current officers of the Company, including Messrs. Woody, Larsen, Noel, Vroman and Hammond. Each employee covered by the Agreements (an "Employee"), upon full vesting, is entitled to receive supplemental disability or retirement benefits; provided that in no event may a person's total retirement benefits under the Agreements exceed 52.5% of the monthly average base salary (inclusive of bonuses or other compensation) during the five calendar years immediately preceding retirement.

         The retirement benefit at the normal retirement age of at least 65 is determined pursuant to a formula as follows: 52.5% of the monthly average of the Employee's base salary plus any incentive compensation which does not exceed twenty percent of the base salary during the five calendar years of highest compensation over ten years immediately preceding retirement multiplied by years of service, up to 35, and divided by 35. If an Employee suffers a disability (as defined), he is entitled to benefits paid under the same formula as in the preceding sentence (with his years of service calculated as if he had retired at age 65), reduced by other disability benefits paid by the Company or through workers' compensation (unless he is receiving fixed statutory payments for certain bodily injuries).

         Any amount to be paid under the Agreement shall be reduced by any benefit paid to an Employee or his beneficiary pursuant to the Pension Plan.

         Defined Contribution Plan. The Ladish Co., Inc. Savings and Deferral Investment Plan ("SDIP"), which has been qualified under section 401(k) of the Internal Revenue Code, provides that salaried, non-union employees with six months' service may contribute 1% to 18% of their annual base salary to SDIP and the Company will provide a matching contribution in an amount to be determined by the Board of Directors of the Company. Employees' contributions of 1% to 18% can be "before tax" contributions, "after tax" contributions or a combination of both. The employees' contributions and the matching Company contribution may be placed by the employee in a fixed income fund, an equity investment fund or various combinations of each.

                            Total Shareholder Return

         The following graph compares the period percentage change in Ladish's cumulative total shareholder return on its common stock, assuming dividend reinvestment, with the cumulative total return of (i) the Russell 2000 Small Cap Index, and (ii) a peer group from the Company's industry, for the period of March 9, 1998 to December 31, 1998. Ladish's use of less than a five-year period reflects the effective date of the registration of its common stock under
Section 12 of the Exchange Act.

                           [STOCK PERFORMANCE GRAPH]

                      Mar-9-98       Jun-30-98     Sept-30-98       Dec-31-98
----------------- --------------- -------------- --------------- ---------------
Ladish                   100            87.7          61.8            58.8
----------------- --------------- -------------- --------------- ---------------
Russell 2000             100            99.2          78.8            91.5
----------------- --------------- -------------- --------------- ---------------
Industry Peers           100            89.6          54.3            49.2
----------------- --------------- -------------- --------------- ---------------

                              EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with Messrs. Woody, Larsen, Noel, Vroman and Hammond which are substantially similar in all respects. The basic employment agreement provides for a number of benefits, all of which vest after ten years of employment, including group term life insurance, health and dental coverage and long-term disability coverage.

         The agreements provide that, upon the involuntary termination of the employee other than for cause, the Company is required to pay the employee up to 24 months of severance pay, determined by multiplying the employee's years of service by the employee's base monthly salary at the time of termination. In the case of Messrs. Woody and Larsen, should they be terminated due to a change of control or ownership, they are entitled to 24 months of severance pay. Upon retirement at age 65, the employee will receive his normal retirement benefits. Such benefits include a monthly payment equal to 52.5% of the employee's average compensation (i.e., monthly average of compensation for the five years of highest compensation over the ten years prior to retirement) multiplied by a fraction, the numerator of which is the length of service of the employee and the denominator of which is 35. There are also provisions adjusting this calculation in the event of early retirement. Disabled employees can also be eligible for certain retirement benefits. All retirement benefits are tolled during any period of re-employment. Each agreement further provides that any compensation paid by the Company shall be reduced by any benefit paid under the Company's salaried employees' retirement plan. In addition to the foregoing, grants of stock options and SARs under the Incentive Plan become immediately exercisable upon a change in control of the Company.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). These reports are also filed with Nasdaq and a copy of each report is furnished to the Company.

         Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. To the Company's knowledge, based on review of reports furnished to it, each individual who was required to file such report following the Company's registration in March 1998 with the SEC did so, but for one report of an option grant to each of the named executive officers, and Gene Bunge, were not made on a timely basis.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         Arthur Andersen LLP, independent auditors, or a predecessor of that firm, have been the auditors of the accounts of the Company each year since 1993, including the fiscal year ended December 31, 1998. It is anticipated that representatives of Arthur Andersen LLP will be present at the 1999 Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions raised at the 1999 Annual Meeting or submitted to them in writing before the 1999 Annual Meeting.

         Arthur Andersen LLP has informed the Company that it does not have any direct financial interest in the Company and that it has not had any direct connection with the Company in the capacity of promoter, underwriter, director, officer or employee.

         As is customary, auditors for the current fiscal year will be appointed by the Board of Directors at their meeting immediately following the 1999 Annual Meeting.

                                  OTHER MATTERS

         Management of the Company is not aware of other matters to be presented for action at the 1999 Annual Meeting; however, if other matters are presented for action, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.

                              STOCKHOLDER PROPOSALS

         Stockholders who wish to include a proposal in the proxy statement for the Company's Annual Meeting of Stockholders for 2000 pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must forward the proposal to the Secretary of the Company no later than December 10, 1999. Stockholder proposals other than pursuant to Rule 14a-8 will be considered untimely under the Company's By-laws if received less than 45 days in advance of the Annual Meeting of Stockholders in 2000 and the Company will not be required to present such proposals at the meeting. If the Board of Directors of the Company chooses to present such a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2000 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

                               REPORT ON FORM 10-K

         Upon the written request of any stockholder, addressed to the Secretary of the Company, the Company will provide to such stockholder, without charge, a copy of the Company's 1998 Annual Report on Form 10-K (without exhibits), as filed with the Securities and Exchange Commission.

         It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders are urged, regardless of the number of shares owned, to date, sign and return the enclosed proxy.

                                              By Order of the Board of Directors


                                                         /s/
                                                    Wayne E. Larsen
April 8, 1999                                          Secretary

                                Ladish Co., Inc.
                            5481 South Packard Avenue
                             Cudahy, Wisconsin 53110

                                      PROXY
             ANNUAL MEETING OF THE STOCKHOLDERS OF LADISH CO., INC.
                           TO BE HELD ON MAY 21, 1999


         This Proxy is being solicited by the Board of Directors of Ladish Co., Inc. (the "Company"). The undersigned hereby appoints Wayne E. Larsen and Kerry
L. Woody with full power to act alone and with full power of substitution, as proxy of the undersigned, to attend the Annual Meeting of the Company, to be held on Friday, May 21, 1999, in the Creole Meeting Room of the Four Points Hotel Sheraton, 4747 South Howell Avenue, Milwaukee, Wisconsin, at 10:00 a.m., Central Daylight Time, and any adjournment or postponement thereof (the "Annual Meeting"), and to vote all shares of Common Stock of the Company held of record by the undersigned on April 8, 1999, upon any and all matters that may properly come before the Annual Meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the proposal listed below. This Proxy, when properly executed, may be voted in the discretion of the proxy upon any and all other matters that may properly come before the Annual Meeting and the proxy is hereby authorized to vote the shares of Common Stock represented by the proxy on matters incidental to the conduct of the Annual Meeting, including any motion to adjourn or postpone the Annual Meeting (although the proxy does not intend, and is not aware at this time of any intention of any other person, to make such a motion).

         This Proxy may be revoked at any time before the authority hereby granted is exercised by (i) delivering a written statement of revocation to the Secretary of the Company, (ii) submitting a later dated Proxy or (iii) attending the Annual Meeting and voting in person.




         PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED



                      Ladish Co., Inc. 1999 ANNUAL MEETING


PROPOSAL (1): To elect five (5) Directors, to serve for the term of one year or until their successors have been elected and have duly qualified.


           Lawrence W. Bianchi          [ ]   FOR           [ ]   WITHHOLD
           Charles W. Finkl             [ ]   FOR           [ ]   WITHHOLD
           Wayne E. Larsen              [ ]   FOR           [ ]   WITHHOLD
           Robert W. Sullivan           [ ]   FOR           [ ]   WITHHOLD
           Kelly L. Woody               [ ]   FOR           [ ]   WITHHOLD


Check appropriate box
Indicate changes below:                       Date _____________
Address Change?     [ ]   Name Change?   [ ]

                                                       NO. OF SHARES

                                            ------------------------------------



                                            ------------------------------------
                                                   Signature(s) in Box

                                            PLEASE  SIGN  EXACTLY  AS YOUR  NAME
                                            APPEARS HEREON. When shares are held
                                            by joint tenants,  both should sign.
                                            When signing as attorney,  executor,
                                            administrator,  trustee or guardian,
                                            please give your full title as such.
                                            If a  corporation,  please  sign  in
                                            full corporate name by the president
                                            or other  authorized  officer.  If a
                                            partnership,    please    sign    in
                                            partnership   name   by   authorized
                                            person.